As filed with the Securities and Exchange Commission on July 6, 2011

Registration No. 333-174557

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO THE

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

             Blue Water Restaurant Group, Inc.

 (Exact name of registrant as specified in its charter)

                                          Nevada

 (State or other jurisdiction of incorporation or organization)

                                            5810

 (Primary Standard Industrial Classification Code Number)

                                       45-0611648

 (I.R.S. Employer Identification Number)

           4021 McGinnis Fry Road, Ste. 1436, Suwanee, GA  30024; Tel: (949) 264-1475, Fax: (949) 607-4052

 (Address, including zip code, and telephone number, including are code, of registrant’s principal executive offices)

                    4021 McGinnis Fry Road, Ste. 1436, Suwanee, GA  30024; Tel: (949) 264-1475

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Taurus Financial Partners, LLC, c/o The Mailbox #5241, P. O. Box 523882, Miami, FL  33152-3882

Tel: (512) 772-1542; Fax: (512) 772-1569

                  As soon as practicable after the effective date of this registration statement

 (Approximate date of commencement of the proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer ☐                                                                                                        Accelerated Filer    ☐

Non-Accelerated Filer   ☐  (Do not check if a smaller reporting company)            Smaller Reporting Company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2) (3)

Common Stock, $0.001 par value

Shares offered by the Company	25,000,000	$0.01	$250,000	$29.03

Shares offered by a Selling Stockholder	1,300,000	$0.01	$13,000	$1.51

Total	26,300,000	$0.01	$263,000	$30.53

(1)

Pursuant to Rule 415 of the Securities Act, these securities are being offered by the Registrant on a delayed or continuous basis.

(2)

Estimated solely for the purposes of calculating the registration fee under Rule 457(a).

(3)

The registration fee has been paid previously.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

26,300,000 Total Shares of Common Stock Offered at $0.01 per Share

25,000,000 Shares Offered by the Company

1,300,000 Shares Offered by a Selling Stockholder

Blue Water Restaurant Group, Inc.

Blue Water Restaurant Group, Inc. (“Blue Water”) is offering, on a “best-efforts” basis, up to 25,000,000 shares of its Common Stock, $0.001 par value, at a purchase price of $0.01 per share (“Shares”).  This is the initial offering of our Common Stock and no public market currently exists for the securities being offered in this prospectus.   If we sell all of the Shares we are offering through this prospectus we will generate net proceeds of approximately $235,969.  We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.  Because we are considered a shell company, the securities sold in this offering can only be resold through (i) registration under the Securities Act of 1933, as amended (“Securities Act”), (ii) Section 4(1) under the Securities Act, if available, for non-affiliates, or (iii) by meeting the conditions of Rule 144(i) under the Securities Act which requires a minimal holding period of 12 months following Blue Water no longer being classified a shell company.

In addition to the Shares we are offering, the selling stockholder named in this prospectus (“Selling Stockholder”) is offering up to 1,300,000 shares of our common stock at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.   If the Selling Stockholder sells all of the Shares it is offering, then they will generate net proceeds of $13,000.  We will not receive any of the proceeds from the sale of shares of our common stock offered by the Selling Stockholder.   Further, we have not taken any steps to have the Shares quoted on the OTC Bulletin Board.  We can offer no assurances that the Shares will ever be quoted on the OTC Bulletin Board.

We are offering the Shares on self-underwritten, best-efforts basis directly through our directors.  The Shares will be offered at a fixed price of $0.01 per share for a period not to exceed 180 days from the date of this prospectus.  There is no minimum number of shares required to be purchased, and, therefore, the total proceeds received by us might not be enough to sustain operations.  The Shares will be sold on our behalf by Michael Hume and Christina Harris, our directors.  Our directors will not receive any commissions or other compensation from the offering for selling the Shares on our behalf.  The intended methods of communication include, without limitations, telephone and personal contact.  For more information, see the prospectus sections titled “Plan of Distribution” and “Use of Proceeds”.

There are no arrangements or plans to place the proceeds from this offering into an escrow, trust or similar account.  All proceeds from this offering will be available immediately to us for general corporate use, regardless of whether we are able to place the entire offering.

	Offering Price	Expenses (*)	Net Proceeds
Offered by Us (per Share)	$0.01	$0.00056	$0.00944
Offered by Us (Maximum)	$250,000	$14,031	$235,969
Selling Shareholder (per Share)	$0.01	$-0-	$0.01
Selling Shareholder (Maximum)	$13,000	$-0-	$13,000

* Estimated offering expenses.  All actual offering costs will be paid by us.  No commissions or underwriting expenses will be incurred.

The offering shall terminate on the earlier of (i) the date when the sale of all 25,000,000 shares is completed or (ii) 180 days from the date of this prospectus.  We will not extend the offering period beyond 180 days from the date of this prospectus.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 9.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, the date of this prospectus is July 6, 2011.

TABLE OF CONTENTS

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information that may be important to you.  You should read the more detailed information contained in this prospectus, including, but not limited to, the risk factors beginning on page 9 .  References to “we,” “us,” “our,” “Blue Water” or the “Company” mean Blue Water Restaurant Group, Inc.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend” and other similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

Our Company

We were incorporated on March 3, 2011 in the State of Nevada.  We plan on developing a chain of casual dining restaurants in popular tourist destinations throughout the Caribbean region.  Our initial restaurant is going to be called Blue Water Bar & Grill™ and will be located in St. Maarten, Dutch West Indies.

It is important to note that we are a development stage business.  As of the date of this prospectus, we  had nominal assets, minimal business activities, did not operate any restaurant properties, and did not have any ownership or leaseholds in any restaurant properties.   Further, we have not taken any steps towards opening a restaurant, obtaining a restaurant leasehold and the necessary licenses and permits to operate a restaurant, recruiting or hiring employees, developing a training program, or implementing a management information system.  Our business plan, which is outlined in this prospectus, is something we presently aspire to pursue.  No assurances can be given that we will ever be able to implement this business plan or, if implemented, will be successful.

As of March 31, 2011 we have not generated any revenue and have incurred  ($127,938) in losses since our inception on March 3, 2011, and have relied upon directors to fund our operations.  We are a development stage company and we do not expect to generate revenue which would be sufficient to sustain our operations for at least the next 12 months.  Accordingly, for the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and continue with our corporate activities.

We estimate that we will need to generate minimum financing of $125,000 in order to meet our minimal working capital requirements over the next 12 months and open our first Blue Water Bar & Grill™.  In addition, as a Securities and Exchange Commission smaller reporting company we estimate that our initial expenses related to complying with our reporting requirements will be approximately $15,000 annually.  Once we start developing our business and our financial statements and SEC filings become more complex, we anticipate these costs will increase, potentially substantially.

If we are able to place this entire offering we will generate maximum net proceeds of approximately $235,969.  However, there are no guarantees that we will be able to place any of this offering.  Additionally, we will not receive any of the proceeds from the shares being offered by the Selling Shareholder.  In the event we do not place an adequate amount of this offering to implement our business plan, then we will be forced to seek alternative sources of financing elsewhere before we can fully proceed with our business plan.  We can give no assurances that alternative sources of financing will be available to us, or if available, on terms that are acceptable.  Further, in order to proceed with our long-term plans, we anticipate that in the future we will need to raise an additional $1.0 - $1.5 million in financing, which most likely will be generated through future offerings of our common stock, which may be dilutive to current investors.

In their report on our financial statements for the period ended March 31, 2011, our independent registered public accounting firm  issued a going concern opinion.  In their report they expressed serious concerns about our ability to  meet our financial obligations, pay our liabilities as they become due, and continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

This offering and any investment in our common stock involves a high degree of risk.  If we are unable to generate adequate revenue, we may be obliged to cease business operations due to a lack of operating capital.  We face many challenges to continue operations, including our lack of operating history, lack of revenues to date, and the losses we have incurred to date.  Please review the "Risk Factors" starting on page  9 of this prospectus.

Our directors collectively own 47.8% of the issued and outstanding shares of our common stock as of the date of this prospectus.  If we sell all of the shares being offered in this prospectus our directors will still own 22.9% of our then issued and outstanding common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.  The interests of our directors may differ from the interests of the other shareholders and thus result in corporate decisions that are disadvantageous to other shareholders.

In addition to retaining significant influence over all voting matters, our two directors are presently our only two employees.  Due to their other outside business interests, each director intends to spend a maximum of five to ten hours per week working on our business, which may seriously handicap our overall business, financial condition and results of operations, and potentially lead to missed business opportunities resulting in you possibly losing your entire investment.

We are conducting this offering through this prospectus in an effort to raise enough capital to open our first Blue Water Bar & Grill™ restaurant in St. Maarten, Dutch West Indies.  The capital we will raise from this offering, if any, may be inadequate to initiate operations, cover the costs of this offering, and, because we will become a reporting company as a result of this offering, meet future reporting requirements.  Please review the "Risk Factors" starting on page  9 of this prospectus and “Liquidity and Capital Resources” on page 23 .

Our principal executive offices are located at 4021 McGinnis Fry Road, Ste. 1436, Suwanee, GA  30024 and our telephone number at that address is (949) 264-1475.  This office space is being provided to us by our president and chief executive officer, Michael Hume, free of charge.

[Remainder of this page intentionally left blank]

The Offering

Following is a brief summary of this offering:

Securities being offered by Blue Water:	25,000,000 shares of common stock, $0.001 par value

Securities being offered by a Selling Stockholder:	1,300,000 shares of common stock, $0.001 par value

Offering price:	$0.01 per share

Minimum number of shares to be sold in this offering:	None

Company capitalization:

Common Stock: 70,000,000 shares authorized; 23,000,000 shares issued and outstanding as of the date of this prospectus.

Preferred Stock: 5,000,000 shares authorized; no shares issued and outstanding as of the date of this prospectus.

Number of shares outstanding before the offering:	23,000,000

Number of shares outstanding after the offering, assuming all of the shares are sold:	48,000,000

Use of proceeds:

We intend to use the proceeds of this offering to: (i) open our first Blue Water Bar & Grill™ in St. Maarten, Dutch West Indies, and (ii) as general working capital to further develop and continue our business operations.  See the “Use of Proceeds” section for more information on page 17 .

Lack of escrow account:

There are no arrangements or plans to place the proceeds from this offering into an escrow, trust or similar account.  All proceeds from this offering will be available immediately to us for general corporate use, regardless of whether we are able to place the entire offering.

Risk factors:

See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our Common Stock. Because we have nominal operations and minimal assets, we are considered to be a “shell company” under the Securities Exchange Act of 1934, as amended.  Because our business is considered a shell company, the securities sold in this offering can only be resold through (i) registration under the Securities Act of 1933, as amended (“Securities Act”), (ii) Section 4(1) of the Securities Act, if available, for non-affiliates, or (iii) by meeting the conditions of Rule 144(i) under the Securities Act which requires a minimal holding period of 12 months following Blue Water no longer being classified a shell company.  Therefore, any investment in our business should be considered extremely risky and is suitable only for those who can afford to lose the entirety of their investment.

Selected Financial Information

The tables below summarize the audited financial statements of Blue Water Restaurant Group, Inc. for the period March 3, 2011 (inception) to March 31, 2011:

Balance Sheet Summary:

As of March 31, 2011 (audited*)

Cash and cash equivalents	$ -
Total assets	$ -
Total liabilities	$ 7,938
Total stockholders’ equity	($ 7,938)

* Taken from the audited financial statements starting on page F-1 of this prospectus.  Our auditors did not audit the content of this table.

Statement of Operations Summary:

For the period of March 3, 2011 (inception) through March 31, 2011 (audited*)

Revenue	$ -
Expenses	$ 127,938
Net (loss)	($ 127,938)
Net (loss) per share of common stock, basic and diluted	($0.01)

* Taken from the audited financial statements starting on page F-1 of this prospectus.  Our auditors did not audit the content of this table.

Important Information – No Required Minimum Amount of Shares Must be Sold

There is no required minimum amount of Shares that must be sold in this offering.  As a result, potential investors will not know how many Shares will ultimately be sold and the amount of proceeds we will receive from this offering.  If we sell only a few Shares, potential investors may end up holding shares in a company that:

•

hasn’t received enough proceeds from the offering to initiate and/or sustain operations; and

•

has no market for its common stock.

This should be considered a substantial risk of investment, taken together with the “Risk Factors” section presented in this prospectus starting on page 9 .

Status as a Shell Company

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.  Because we are considered a shell company, the securities sold in this offering can only be resold through (i) registration under the Securities Act of 1933, as amended (“Securities Act”), (ii) Section 4(1) under the Securities Act, if available, for non-affiliates, or (iii) by meeting the conditions of Rule 144(i) under the Securities Act which requires a minimal holding period of 12 months following Blue Water no longer being classified a shell company.

Therefore, an investment in our business is considered extremely risky and is suitable only for those who can afford to lose their entire investment.

Rule 419 – “Blank Check Company”

We are not a “blank check company” as defined by Rule 419 of the Securities Act of 1933, as amended, and therefore the registration statement need not comply with the requirements of Rule 419.  Rule 419 defines a “blank check company” as a company that:

(1)

is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

(2)

is issuing "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

We have a very specific business purpose and a bona fide plan of operations.  Our business plan and purpose is to develop a chain of casual dining restaurants in popular tourist destinations throughout the Caribbean region.  Our initial restaurant is going to be called Blue Water Bar & Grill™ and will be based in St. Maarten, Dutch West Indies.

As of March 31, 2011, we have not generated any revenue nor do we anticipate generating any material revenue for at least twelve months from the date we close this offering, assuming we are able to place a sufficient amount of this offering.  Upon receipt of adequate funding from this offering we intend to (i) secure a suitable leasehold in St. Maarten, Dutch West Indies to open our first Blue Water Bar & Grill™ restaurant, (ii) renovate and improve the leasehold to reflect the restaurant’s concept, and (iii) and initiate a marketing and advertising campaign featuring the restaurant.  Lastly, we do not have any plans or intentions to engage in a merger or acquisition with an unidentified company or companies or other entity or person.

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock.

If any of the following risks actually occur, our business, financial condition and results of operations could be harmed and you may lose your entire investment.

Industry Risk Factors

Our industry is historically seasonal, especially in the Caribbean region where we intend to open our restaurants.

Our industry is historically seasonal, especially in the Caribbean region where we intend open our restaurants.  Typically the high season spans the months from November through April.  Low season, which typically spans May through October and coincides with hurricane season, often experiences unpredictable and severe weather, storms and other similar conditions which negatively impact overall tourism.  Since our restaurants will primarily cater to tourists, failure to generate sufficient sales volumes during high season could prevent our business from reaching profitability, or if profitability is ever obtained, fail to maintain such profitability.

Our industry is highly competitive and as a smaller reporting company we may be at a disadvantage to our competitors.

The restaurant industry is highly competitive in general.  Although our targeted marketplace is the Caribbean region where we will be competing primarily with “mom and pop” restaurants we may have to compete in the future against competitors that have greater financial resources and name recognition than we have.  We anticipate facing a high level of competition when opening new restaurants for customers (both tourists and locals), securing prime leasehold locations where we wish to open our restaurants, and attracting and retaining qualified employees.  Many aspects of our business model are not proprietary and, if they prove successful, may be replicated by others.  We cannot prevent such competitors from entering the markets in which we seek to open new restaurants.

Further, because our industry is particular sensitive to cost increases and consists of mostly non-public reporting companies we may be at a competitive disadvantage because of our reporting obligations.  We face additional expenses, which a non-public restaurant business does not, including:

•

quarterly and annual PCAOB auditor fees;

•

EDGAR filing fees; and

•

legal and consulting fees related to our ongoing SEC compliance and reporting obligations.

Our non-public competitors do not incur these costs, which puts us at a competitive disadvantage.  We estimate that these expenses will aggregate $15,000 annually.  Once we start developing our business and our financial statements and SEC filings become more complex, we anticipate these costs will increase, potentially substantially.

 If we are unable to effectively compete on a continuing basis or unforeseen competitive pressures arise, such inability to compete could have a material adverse effect on our business, results of operations, and overall financial condition.

Our industry is subject to many various government regulations which could require unexpected expenditures and/or reduce our ability to generate sufficient revenues to obtain profitability.

Our industry is subject to many various laws which directly affect our organization and operations.  Each restaurant we open must comply with various licensing requirements and regulations by a number of governmental authorities, which typically include health, safety and fire authorities in the municipality where our restaurant is located.  The development and operation of a successful restaurant depends upon selecting and acquiring a suitable location, which is normally subject to zoning, land use, environmental, traffic, and other regulations.

Additionally, because we anticipate a significant portion of our revenue to be generated from the sale of alcoholic beverages, we must comply with any and all regulations governing their sale.  Typically this requires the proper licensing at each restaurant location (in many cases it needs to be renewed on an annual basis).  Such licenses may be revoked or suspended for cause at any time.  These regulations often relate to many aspects of the restaurant, including the minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, and storage and dispensing of alcoholic beverages.   The failure of any of our future restaurants to obtain and retain such a license would limit its ability to generate sufficient revenues to achieve profitability at that particular location, which could subsequently impact our business’s overall revenues and ability to achieve (and if achieved, maintain) profitability.

Company Risk Factors

We lack an operating history and have losses which we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, our business will fail.

We were incorporated on March 3, 2011, and have generated no revenues and incurred  ($127,938) in losses through March 31, 2011.  We have very little operating history upon which an evaluation of our future success or failure can be made.  We have not achieved profitability and expect to continue to incur net losses throughout fiscal 2011 and into subsequent fiscal periods.  We expect to incur significant operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur.  Even if we do achieve profitability, we may be unable to sustain or increase profitability on an ongoing basis which could cause us to go out of business.

We are dependent upon the funds to be raised in this offering to advance our business, the proceeds of which may be insufficient to begin generating sufficient levels of revenue which could cause our business to fail.

We have had limited operations to date which have been funded exclusively by our directors and current stockholders.  We need the proceeds from this offering to (i) secure a suitable leasehold in St. Maarten, Dutch West Indies to open our first Blue Water Bar & Grill™ restaurant, (ii) renovate and improve the leasehold to reflect the restaurant’s concept, and (iii) and initiate a marketing and advertising campaign featuring the restaurant.  We may need additional funds to complete further development of our business plan before we are able to achieve a sustainable level of revenue where ongoing operations can be funded out of revenues.  There is no assurance that any additional financing will be available, or if available, on terms that will be acceptable to us.  If we are not able to obtain additional financing, we may have to cease operations and investors will lose their entire investment.

Continued weak economic conditions may hinder our ability to open new restaurants, achieve profitability, and raise the $1.0-$1.5 million in additional financing we need to pursue our long-term business goals.

The economic conditions starting in late 2008 and continuing through the date of this prospectus in the United States and throughout the rest of the world, including the Caribbean region where we intend to focus our operations, has contributed, and may continue to contribute to, high unemployment levels, lower consumer spending and reduced credit availability, and has in general impacted business overall and consumer confidence.  If such conditions continue or worsen, they could have a further negative impact on tourism to the Caribbean region where we intend to operate, force us to delay new restaurant opening(s), result in reduced per person food, beverage, and souvenir purchases at our future restaurants, and prevent us from achieving profitability, which could affect our future sales, overall business, and force us to cease operations in which case investors could lose their entire investment.

In addition, we anticipate we will need to raise an additional $1.0 - $1.5 million through future offerings of our common stock to open additional restaurants on other Caribbean islands.  If weak economic conditions continue, we may not be able to generate this amount of financing and be forced to delay or reevaluate our long-term business plan.  Further, even if we are able to obtain this future financing, it could be on terms that may be substantially dilutive to investors in this offering, which could affect our future earnings per share (EPS) and result in a loss for anyone purchasing shares in this offering.

There is substantial uncertainty as to whether we will continue operations.  If we discontinue operations, you could lose your entire investment.

Our independent registered public accounting firm has discussed their uncertainty regarding our business operations in their audit report dated May 25, 2011.  This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such, we may have to cease operations and you could lose your entire investment.

Focusing all of our business interests entirely on the Caribbean region may result in increased costs and risks.

We intend to open our initial Blue Water Bar & Grill™ restaurant in St. Maarten, Dutch West Indies and eventually expand the concept to other islands throughout the Caribbean region.  Because most islands within the Caribbean region are independent nations or territories of other sovereign nations, operating internationally throughout the Caribbean region will expose us to a number of risks on each island we chose to operate, including:

•

risks of social, political, and economic instability;

•

risks of increases in duties and taxes;

•

labor risks, including attracting and retaining qualified local workers, general labor unrest, and complying with different labor laws on each island we operate;

•

risks relating to government corruption and anti-bribery laws;

•

restrictions on the transfer of funds;

•

changes in laws and policies governing the operations of foreign-based companies; and

•

we may be exposed to exchange rate risks if some of our future revenues and expenses are incurred in foreign currencies that fluctuate independently of the US dollar.

We cannot assure you that our business will not be affected by the aforementioned risks, each of which could have a material adverse effect on our business, potentially causing us to cease operations and you to lose your entire investment.

Because we are in the development stage and have nominal assets and minimal operations, we are considered a “shell company” and our business is difficult to evaluate.

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.  Because we are considered a shell company, the securities sold in this offering can only be resold through (i) registration under the Securities Act of 1933, as amended (“Securities Act”), (ii) Section 4(1) under the Securities Act, if available, for non-affiliates, or (iii) by meeting the conditions of Rule 144(i) under the Securities Act which requires a minimal holding period of 12 months following Blue Water being no longer classified a shell company.

Part of the process of eliminating our status as a shell company  will include, at a minimum, for us to (i) secure a suitable leasehold in St. Maarten, Dutch West Indies to open our first Blue Water Bar & Grill™ restaurant, (ii) renovate and improve the leasehold to reflect the restaurant’s concept, (iii) and initiate a marketing and advertising campaign featuring the restaurant.  If we are able to fully subscribe this offering, we  will be able to initiate pursuing these milestones.  However, we can provide no assurances that we will be successful at achieving these milestones or, if achieved, successfully have our status as a shell company ever eliminated.  Since inception, we have primarily been engaged in organizational efforts and developing our overall business plan and future growth strategy.

Additionally, because we are currently a shell company with nominal assets and operations, there is a risk that we will be unable to continue as a going concern.  We do not anticipate generating significant revenues or attaining profitability from operations for at least ten more months.  We currently do not have any assets or revenue.  We anticipate we will continue sustaining operating expenses over the next 12 months, probably even longer.  This will likely result in us continuing to incur net operating losses for the foreseeable future.  There is no guarantee that we will ever develop and sustain a suitable business operation.

We depend on key personnel.

Our  future  success  will  depend  in  part  on the  continued  service  of key personnel, in particular, Michael Hume, our  president  and  chief  executive officer, and  Christina Harris, our treasurer and secretary.  Our future success will also depend on our ability to attract and retain key personnel, especially in the areas of restaurant and bar managers.  We face intense competition for these individuals from well-established and better financed competitors.  We may not be able to attract qualified new employees or retain existing employees, which may have a material adverse effect on our results of operations and financial condition.

Our directors currently own 47.8% of our issued and outstanding common stock.  In the event this offering is completely subscribed our directors will own 22.9% of the then issued and outstanding common stock and will continue to be able to exert significant influence and control over all corporate decisions, even if such decisions may not be in the best interest of minority shareholders.

Our directors, Michael Hume and Christina Harris, currently control an aggregate of 11,000,000 shares of our common stock, or 47.8% of all issued and outstanding shares.  In the event this offering is completely subscribed they will still own 22.9% of our then issued and outstanding common stock.  Accordingly, they will retain significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.  The interests of our directors may differ from the interests of the other shareholders and thus result in corporate decisions that are disadvantageous to other shareholders.

The success of our business depends heavily on Michael Hume and his experience and understanding of our industry.  Our business would likely fail if we were to lose his services.

The success of our business will depend heavily upon the abilities and experience of our president and chief executive officer, Michael Hume.  The loss of Mr. Hume would have a significant and immediate impact on our business, results of operations, if any, and overall financial condition.  Further, the loss of Mr. Hume would force us to seek a replacement or replacements who may have less experience in the industry, fewer contacts, and less understanding of our overall business plan.  We can make no assurances that we will be able to find a suitable replacement for Mr. Hume, which could force us to curtail operations and/or cease operations, whereby you could lose your entire investment.

In addition, none of our current officers are presently covered by employment contracts and can terminate their relationship with us at any time.  Our current officers are not subject to non-compete agreements which would survive their termination of employment.  Further, we do not carry “key person” insurance on any employee.  The departure of Mr. Hume could have a severe and negative impact on our overall business and cause us to cease operations, whereby you could lose your entire investment.

Because our officers and directors will be devoting a limited amount of their time to our operations our business could fail if they are unable or unwilling to devote a sufficient amount of time to our business.

The responsibility of developing our core business, offering and selling the Shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon our directors, Michael Hume and Christina Harris.  Mr. Hume and Ms. Harris intend to dedicate between 5 - 10 hours a week each on our business.  We rely especially heavily on Mr. Hume’s knowledge and experience in the restaurant industry to further our business development.  We have not formulated a plan to resolve any possible conflict of interest with his other competing business activities, which principally involves his position as General Manager of The Arena Tavern in Duluth, Georgia, a sports-themed restaurant he has been operating since its grand opening in April 2009.  Potential conflicts that may arise between his competing business activities include, among others we may not presently foresee:

•

Mr. Hume presently is not under an employment agreement with any of his business interests, including our business.  If he were to enter into such an agreement with an outside business interest, he could be forced to resign from our business or devote even less time to our business interests than he presently does; and

•

Mr. Hume’s contacts, most notably experienced restaurant and bar managers and training personnel that he wishes to eventually employee through our business, could alternatively enter into exclusive employment agreements with his competing business interests.

In the event he is unable to fulfill any aspect of his duties, we may experience a shortfall or complete lack of revenue resulting in little or no profits and the eventual closure of our business, whereby you may lose your entire investment.

Our officers also serve as our only directors on our Board of Directors.  As such, they have the ability to establish their own compensation packages.

Our two officers, Michael Hume and Christina Harris, also serve as our only two directors on our Board of Directors.  Presently they are our only two employees.  As such, and in all non-voting matters, they can unilaterally determine corporate actions by issuing a Resolution of the Board of Directors.  The interests of our directors may differ from the interests of the other shareholders and thus result in corporate decisions that are disadvantageous to other shareholders.  In particular, and at their sole discretion, they may establish their own compensation packages which could be contrary to the interests of other shareholders, and possibly prevent us from ever achieving profitability, have a negative impact on our overall business, and result in you losing all or part of your investment.

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

We are a Nevada corporation.  Nevada law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim.  Nevada law also authorizes Nevada corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director.  Our organizational documents provide for this indemnification to the fullest extent permitted by law.

We currently do not maintain any insurance coverage.  In the event that we are found liable for damages or other losses, we would incur substantial and protracted losses in paying any such claims or judgments.  We have not maintained liability insurance in the past, but intend to acquire such coverage immediately upon resources becoming available.  There is no guarantee that we can secure such coverage or that any insurance coverage, if ever secured, would protect us from any damages or loss claims filed against it.

We may incur additional risks and significant increases in annual costs to be a public company, which requires us to maintain compliance with Securities and Exchange Commission reporting requirements.  We may not be able to absorb such increased annual costs.

We may incur additional risks and significant increases in annual costs associated with our public company reporting requirements, which include:

•

compliance with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC;

•

compliance with all applicable SEC rules and regulations, including reporting in a timely manner our quarterly and annual operating results, which will significantly increase our legal and financial compliance costs and make some activities more time consuming; and

•

increased exposure to broader shareholder claims and litigation may make it more difficult and more expensive for us to obtain director and officer liability insurance.  Without obtaining such insurance coverage, which we currently do not have, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.

Presently we estimate these additional reporting and compliance requirements will cost us approximately $15,000 annually.  Once we start developing our business and our financial statements and our SEC filings become more complex, we anticipate these annual costs will increase, potentially substantially.  Additionally, we have not obtained quotes for officers and directors insurance and will not do so until we begin generating sufficient cash flows to pay the annual premiums on such a policy.    Further, we may not be able to absorb these costs of being a public company which could negatively affect our business operations and may result in you losing your entire investment.

We do not intend to pay any dividends on our common stock, therefore there are limited ways in which you can make a profit on any investment in Blue Water Restaurant Group, Inc.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future.  To the extent that we may seek additional funding in the future, our future funding sources may likely prohibit us from paying any dividends.  Because we do not intend to declare dividends, any gain on an investment in our shares of common stock will need to come through the appreciation of our common stock’s share price, for which there is currently no market.

Risk Factors Relating to Our Common Stock and This Offering

There is no public (trading) market for our common stock and there is no assurance that our common stock will ever trade on a recognized exchange or dealers’ network.  Therefore, anyone investing in this offering may not be able to sell their shares.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock.  We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board or other similar venue, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop.  As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock.  We have not engaged an underwriter for this offering.  Therefore, we cannot assure you that any brokerage firm will act as a market maker of our securities.  A trading market may not develop in the future, and if one does develop, it may not be sustained.  If an active  trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other  things,  the nature of our business and because we are a new public company with a limited operating history.  Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders.  The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time.  The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•

variations in our quarterly operating results;

•

changes in general economic conditions, in particular the tourism industry within the Caribbean region;

•

announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments;

•

loss of a significant advertiser, partner or joint venture participant; and

•

the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies.  Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.  As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

We have anti-takeover provisions which may make it difficult to replace or remove our current management and could also result in significant dilution to an investment in our common stock.

Our Articles of Incorporation authorizes the issuance of up to 70,000,000 shares of common stock and of up to 5,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors.  Our Board of Directors may, without requiring shareholder approval, issue shares of preferred stock with dividends, liquidation, conversion, voting or other rights which could supercede and/or adversely affect the voting power and/or other rights of the holders of our common stock.  The ability of our Board of Directors to issue shares of common stock and/or preferred stock may prevent any shareholder attempt to replace or remove current management and/or could make it extremely difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders.  Additionally, the issuance of additional common stock or preferred stock in the future may significantly reduce your proportionate ownership and voting power.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares.  We intend to sell our shares through our directors who will receive no commissions or other forms of compensation for doing this for us.  Our directors will offer the shares to friends, family members, and other business associates.  However, there is no guarantee that they will be able to sell any of the shares.  Unless they are successful in selling the shares and we receive the proceeds from this offering, we may have to seek alternative financing before we are able to proceed with our business plan.

There is no minimum amount of shares which have to be sold in this offering for us to close.  If we do not sell enough shares to implement our business plan, you might lose your entire investment.

There is no required minimum amount of shares that must be sold in this offering.  As a result, potential investors will not know how many shares will ultimately be sold nor the minimum amount of proceeds we will receive from the offering, which might be nothing.  If we sell only a few shares, potential investors may end up holding shares in a company that:

•

has not received adequate proceeds from this offering to sustain operations;

•

does not have enough capital to implement its business plan; and

•

has no market for its shares.

There are no arrangements or plans to place the proceeds from this offering into an escrow, trust or similar account.  If we file for, or are forced into, bankruptcy protection, investors will lose their entire investment.

We have not made any arrangements to place the proceeds from this offering into an escrow, trust or similar account.  Proceeds from this offering, if any, will be immediately available to us for general corporate purposes.  If we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, any funds invested in this offering will become part of the bankruptcy estate and administered according to the bankruptcy laws.  As such, any funds invested in this offering will be used to pay creditors and, if there are not sufficient funds to pay all creditors, you will lose your investment.

If our common stock is accepted for quotation on the OTC Bulletin Board it will be subject to the "Penny Stock" rules of the SEC which may limit the trading market in our common stock and make transactions in our stock cumbersome, thereby possibly reducing the value of an investment in our common stock.

We have not taken any steps to have our shares of common stock quoted on the OTC Bulletin Board.  We can offer no assurances that our shares of common stock will ever be quoted on the OTC Bulletin Board.  However, if our shares of common stock are ever quoted on the OTC Bulletin Board, they will be deemed a “penny stock” and therefore subject to the “penny stock” rules.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

•

that a broker or dealer approve a person's account for transactions in penny stocks; and

•

the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•

obtain financial information, investment experience and investment objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•

sets forth the basis on which the broker or dealer made the suitability determination; and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules.  This may make it more difficult for investors to sell shares of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We have identified deficiencies in our current internal controls over financial reporting.  Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results.

Our business is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”).  We are also required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002.  We  have, through the participation of our officers and directors, Michael Hume and Christina Harris, assessed the current effectiveness of our internal control over financial reporting.  In making this assessment, we used the criteria set forth by the Committee of Sponsoring Organizations of The Treadway Commission (COSO) in Internal Control-Integrated Framework.  Based on that assessment under such criteria, management concluded that our current internal controls over financial reporting are not effective due to control deficiencies that constituted material weaknesses.

We have identified a lack of sufficient personnel in the accounting function due to the limited resources of Blue Water with appropriate skills, training, and experience to perform the review processes to ensure the complete and proper application of generally accepted accounting principles.  To this extent, we have identified specific remedial actions we intend to undertake prior to the end of the current fiscal year ending December 31, 2011 to address the current material weaknesses described above:

•

Improve the effectiveness of the accounting group by augmenting our existing resources with additional outside consultants to improve segregation procedures and to assist in the analysis and recording of complex accounting transactions and preparation of tax disclosures; and

•

Improve segregation procedures by strengthening cross approval of various functions, particularly quarterly and annual internal audit procedures.

If we are unable to implement  the above changes effectively or efficiently, it could harm our operations, financial reporting or financial results.

Volatility in our common share price may subject us to securities litigation, thereby diverting our resources which may materially affect our profitability and results of operations.

We expect the market for our common stock, if one ever develops, to be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

FORWARD LOOKING STATEMENTS

When used in this prospectus, the words or phrases “will likely result,” “we expect,” “will continue,” “anticipate,” “estimate,” “project,” ”outlook,” “could,” “would,” “may,” or other similar expressions are intended to identify forward-looking statements.  We wish to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected.  Such risks and uncertainties include, among others, success in developing and managing high volume restaurant properties and concepts, our ability to develop our core business model and execute on our business plan and expansion strategies, and our ability to finance and sustain operations.  We have no obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.

USE OF PROCEEDS

We will not receive the proceeds from the sale of any shares of our common stock offered by the Selling Stockholder (see “Selling Stockholders” on page 19 ).  If we are able to sell all of the shares of our common stock we are offering through this prospectus, then we will generate net proceeds of approximately $235,969 .

Our offering is being made on a self-underwritten basis.  No minimum number of shares must be sold in order for the offering to proceed.  The offering price per share is $0.01.  The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.  If less than $125,000 is raised in this offering, we intend to continue operating on a limited basis, meeting only our SEC filing obligations while we seek alternative sources of financing.  However, (i) we currently have no alternative sources of financing, (ii) we will not commence seeking alternative sources of financing until this registration statement is effective, and (iii) we cannot provide investors with any assurance that we will be able to raise sufficient funds from this offering or any alternative sources of financing to proceed with any material business development and activities.

USE OF PROCEEDS	If 25% of the Shares are Sold	If 50% of the Shares are Sold	If 75% of the Shares are Sold	If 100% of the Shares are Sold

Gross Proceeds	$62,500	$125,000	$187,500	$250,000
Estimated Offering Expenses (1)	14,031	14,031	14,031	14,031
Estimated Net Proceeds	$48,469	$110,969	$173,469	$235,969
Initial Hiring and Training of Restaurant Managers	-	7,500	7,500	7,500
Inventory (2)	-	17,000	17,000	17,000
Leasehold Improvements (3)	-	40,000	50,000	50,000
Management Information System (4)	-	3,500	3,500	3,500
Marketing and Initial Promotion	-	2,500	5,000	7,500
Permitting and Licensing (5)	3,955	3,955	3,955	3,955
SEC Reporting and Compliance, First Year	15,000	15,000	15,000	15,000
Security Deposits	-	15,000	15,000	15,000
Website Development	2,500	2,500	2,500	2,500
Working Capital	27,014	4,014	54,014	114,014
TOTALS	$62,500	$125,000	$187,500	$250,000

(1)

As of March 31, 2011, our affiliate, Taurus Financial Partners, LLC, has paid $7,938 towards these estimated offering expenses.  These payments have been invoiced back to us and are recorded as accounts payable in our accompanying financial statements.  We intend to pay these outstanding accounts payable with proceeds from this offering.

(2)

Initial inventory comprised of food, liquor, and merchandise.

(3)

We are presently looking for suitable locations to open our initial restaurant.  As of the date of this prospectus we have not identified or entered into negotiations for a suitable location.  This is a general estimate based on the condition of prospective locations we have viewed to date.

(4)

We intend to utilize the Pixel Point Point-Of-Sale (POS) system.  This is a price we have been quoted for an entry level system that would be capable of meeting our initial requirements.

(5)

Comprised of a General Business License (1,550 Naf.), Coffee House License (Liquor License, 5,020 Naf.), and Restaurant License (470 Naf.).  The Guilder (Naf), which is the official currency of St. Maarten, Dutch West Indies, tracks the dollar with a fixed government conversion price of US$1 = 1.78 Naf.  It is important to note that the US dollar is the primary currency used in most private transactions in St. Maarten, including dining at restaurants such as the one we intend to open.

In the future, in addition to equity financing, we may rely on loans and/or other advances from our directors and other stockholders to continue our operations.  However, there are no assurances that our directors or other stockholders will provide us with any additional funds.  If we are not able to obtain adequate financing, we may have to cease operations whereby you will lose your entire investment.

DETERMINATION OF OFFERING PRICE

The offering price of the shares was arbitrarily determined by us.  The offering price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a company.  In determining the number of shares to be offered and the offering price, we took into consideration the amount of money we would need to begin to commence operations and open our first Blue Water Bar & Grill™ restaurant.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  As of March 31, 2011, the net tangible book value of our shares of common stock was ($7,938), or ($0.000345) per share based upon 23,000,000 shares issued and outstanding.

Assuming all 25,000,000 shares offered are sold, and in effect we receive the maximum estimated proceeds of this offering, our net book value will be approximately $242,062, or $0.00504 per share.  Therefore, any investor will incur an immediate loss of approximately  ($0.004957) per share while our existing stockholders will receive an increase of $0.004698 per share in net tangible book value.  This would result in an immediate dilution of 49.6% for purchasers of stock in this offering.

The following table represents a comparison of the prices paid by purchasers of our common stock in this offering and our original stockholders, based on assumptions that we sell 25%, 50%, 75% and 100% of the offering, respectively:

	If 25% of the Shares are Sold	If 50% of the Shares are Sold	If 75% of the Shares are Sold	If 100% of the Shares are Sold

Offering price per share	$0.01	$0.01	$0.01	$0.01
Book value per share before offering	($0.000345)	($0.000345)	($0.000345)	($0.000345)
Book value per share after offering	$0.001865	$0.003298	$0.004301	$0.005043
Net increase per share to original shareholders	$0.001520	$0.002952	$0.003956	$0.004698
Decrease in investment per share to new shareholders	$0.008135	$0.006702	$0.005699	$0.004957
Dilution to new shareholders	81.4%	67.0%	57.0%	49.6%
Number of shares after offering held by new investors	6,250,000	12,500,000	18,750,000	25,000,000
Percentage of ownership after offering by new investors	21.4%	35.2%	44.9%	52.1%

SELLING STOCKHOLDERS

The following section presents information regarding the Selling Stockholder.  The Selling Stockholder table and the accompanying notes describe the Selling Stockholder and the number of shares of our common stock being offered.  A description of how the Selling Stockholder acquired the shares of common stock being sold in this offering is detailed in the footnotes below.

We are registering 1,300,000 shares of our common stock owned by and on behalf of the Selling Stockholder named in the table below.   The shares being sold by the Selling Stockholder were acquired through a stock exchange which is also described in the table and accompanying footnotes below.   We will pay all costs, expenses, and fees related to the registration of these shares, including all registration and filing fees, printing expenses, legal fees, and other associated costs, if any.

We will not be offering any shares on behalf of the Selling Stockholder.  The Selling Stockholder is not required to sell its shares, nor has it indicated to us, as of the date of this prospectus, an intention to sell any of its shares being registered.  The Selling Stockholder is offering its shares of our common stock for its own account.  We will not receive any proceeds from the sale of the Selling Stockholder’s shares.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by the Selling Stockholder, including:

•

The number of shares of our common stock owned prior to this offering;

•

The total number of shares of our common stock that is being offered through this prospectus;

•

The total number of shares that will be beneficially owned upon completion of this offering; and

•

The percentage of ownership upon completion of this offering.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to the Offering (1)	Number of Shares Being Offered	Beneficial Ownership of Shares After Offering (1)	Percentage of Common Stock Owned After Offering (1)(2)

Island Radio, Inc. (3) (4)(5)	2,000,000	1,300,000	700,000	1.5%
Totals	2,000,000	1,300,000	700,000	1.5%

(1)

Based upon beneficial ownership information reported to us as of June 30, 2011 .

(2)

Assuming we sell all of the shares being offered through this prospectus we will then have 48,000,000 shares issued and outstanding.

(3)

Island Radio, Inc. acquired its shares of our common stock through a share exchange transaction on March 29, 2011 whereby we issued 2,000,000 shares of our common stock to Island Radio in exchange for 2,000,000 restricted shares of the Island Radio’s common stock, $0.001 par value.  Island Radio’s common stock trades on the OTC Bulletin Board under the trading symbol “ISLD”.  In connection with this issuance, we relied upon an exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of its relationship to us, Island Radio had access to all relevant information relating to our business and represented that it had the required investment intent.  In addition, the securities issued bore an appropriate restrictive legend.   For further information, please see “Investment and Strategic Alliance with Island Radio, Inc.” on page 30.

(4)

Taurus Financial Partners, LLC, who assisted us with the creation and early development of our business and is our current Securities and Exchange Commission EDGAR filing specialist, performed similar business development services for Island Radio, Inc. and continues to represent them as their SEC EDGAR filing specialist.

(5)

Eric Boyer, Island Radio’s president and chief executive officer, has dispositive control over the shares of our common stock owned by Island Radio, Inc.

PLAN OF DISTRIBUTION

Shares Offered by Us

This is a self-underwritten “best-efforts” offering.  This prospectus is part of a prospectus that permits our directors, Michael Hume and Christina Harris, to sell the shares of common stock directly to the public with no commission or other remuneration payable to our directors for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our directors will sell the shares and intend to offer them to friends, family members, and personal and professional acquaintances.  In offering the securities on our behalf, our directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  In their endeavors to sell this offering, our directors will not use any mass-advertising methods such as the Internet or print media.

Our directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an issuer, may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.  The conditions are that:

1)

The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

2)

The person is not compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3)

The person is not at the time of their participation, an associated person of a broker-dealer; and

4)

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he or she (a) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (b) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (c) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer.  They are and will continue to be our directors at the end of this offering and are not currently and have not been during the last 12 months broker-dealers or associated with a broker-dealer.  They have not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

Terms of the Offering

We are offering on a best-efforts basis 25,000,000 shares of our common stock at a price of $0.01 per share.  This is the initial offering of our common stock and no public market exists for the securities being offered. We are offering the shares through a “self-underwritten” offering, directly through our directors.  The shares will be offered at a fixed price of $0.01 per share for a period not to exceed one-hundred and eighty (180) days from the date of this prospectus.  There is no minimum number of shares required to be purchased.  No commission or other compensation related to the sale of the shares will be paid to our directors.  The intended methods of communication include, without limitations, telephone, and personal contact.

This offering shall terminate on the earlier of (i) the date when the sale of all 25,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus.  We will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

There can be no assurance that any of the shares will be sold.  We have not entered into any agreements or arrangements for the sale of the shares with any broker-dealer or sales agent, nor do we intend to enter into any such agreement or arrangement with any broker-dealer or sales agent.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold only in those states if they have been registered or qualified for sale or an exemption from such registration or qualification requirement is available and with which we have complied.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must: (i) execute and deliver a subscription agreement; and (ii) wire transfer or deliver a check, certified funds or cash to us for acceptance or rejection.  All checks for subscriptions must be made payable to Blue Water Restaurant Group, Inc.

There are no arrangements or plans to place the proceeds from this offering into an escrow, trust or similar account.  Because this is a best efforts offering, once a subscription is accepted by us, we will have immediate availability to use the subscription proceeds, regardless of whether we are able to place the entire offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within two (2) business days after we receive them.

Shares Offered by the Selling Stockholder

The Selling Stockholder may sell some of all of its shares of our common stock in one or more transactions, including block transactions.  There are no arrangements, agreements, or understandings with respect to the sale of these securities.  The Selling Stockholder will sell our shares of common stock at a fixed price of $0.01 per share until our shares of common stock are quoted on the OTC Bulletin Board, and thereafter may be offered at prevailing market prices or privately negotiated prices.   As of the date of this prospectus, we have not taken any steps to have our shares of common stock quoted on the OTC Bulletin Board.  We can offer no assurances that our shares of common stock will ever be quoted on the OTC Bulletin Board.

We can provide no assurance that any or all of the shares of our common stock offered by the Selling Stockholder will be sold.

We will pay all costs, expenses, and fees related to the registration of our shares of common stock owned by the Selling Stockholder.  The Selling Stockholder, however, will pay any commissions or other fees payable to broker-dealers in connection with any sale of its shares of our common stock.

The Selling Stockholder must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of our shares of common stock.  In particular, during such times as the Selling Stockholder may be deemed to be engaged in a distribution of our common stock, and therefore be considered to be an underwriter, they must comply with applicable securities laws and, among other things:

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Not engage in any market stabilization activities in connection with our common stock, should a market ever develop;

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Furnish each broker-dealer through which our common stock may be offered copies of this prospectus, along with any supplements or amendments, as may be required by such broker-dealer; and

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Not bid for or purchase any of our shares of common stock or attempt to induce any person to purchase any of our shares of common stock other than as permitted under the Exchange Act.

We have advised the Selling Stockholder that if a particular offer of our shares of common stock is to be made on terms constituting a material change from the information described in this “Plan of Distribution” section of the prospectus, then, to the extent required, a prospectus supplement must be distributed setting forth such terms and related information as required.

In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

Applicable to the Offering by Us and the Selling Stockholder

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder.  They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to:

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approve the transaction for the customer's account;

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obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased;

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obtain from the customer information regarding his investment experience;

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make a determination that the investment is suitable for the investor;

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deliver to the customer a written statement for the basis for the suitability determination;

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notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and

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provide the customer with FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a development stage corporation with limited operations and are not currently generating any revenues from our business operations.  Our independent registered public accounting firm has issued a going concern opinion.  This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months.  We do not anticipate generating significant revenues until we are able to open our first Blue Water Bar & Grill™ in St. Maarten, Dutch West Indies.  Accordingly, we must raise additional cash from sources other than operations.

To meet our need for cash we are attempting to raise money from this offering.  If we are able to raise sufficient funds from this offering we will be able to (i) secure a suitable restaurant location in St. Maarten, Dutch West Indies, (ii) renovate the leasehold to reflect the Blue Water Bar & Grill™ concept, and (iii) conduct a grand opening of the restaurant.  If we are unable to generate significant revenues for any reason, or if we are unable to make a reasonable profit after opening our first restaurant, we may be forced to raise additional funds or to cease operations.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.  If we fail to raise sufficient funds from this offering and need more money we will have to revert to obtaining additional money through a second public offering, a private placement of securities, or loans.  Other than as described in this paragraph, we have no other financing plans.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance.  We are in the start-up stage of operations and have yet to generate any revenues.  We cannot guarantee that we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

To become profitable and competitive, we have to successfully open operating restaurant properties.  We anticipate relying on equity sales of our common stock in order to continue to fund our business operations until we are able to generate sufficient revenues to cover our operating expenses, which may never happen.  Issuances of additional shares will result in dilution to our then existing stockholders.  There is no assurance that we will be able to make any additional sales of our equity securities or arrange for debt or other financing to fund our planned business activities.  We may also rely on loans from our directors.  However, there are no assurances that our directors will provide us with any additional funds.

Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on March 3, 2011 through March 31, 2011.

During the period from March 3, 2011 (inception) through March 31, 2011, we have had minimal operations and have devoted most of our efforts to developing our business plan, issuing common stock, attempting to raise capital, and establishing an accounting system and other administrative functions.  We have generated no revenue and incurred  ($127,938) in losses since inception, which includes  ($7,938) in formation costs and related legal fees  which was paid for by our affiliate, Taurus Financial Partners, LLC, and is recorded in accounts payable, ($20,000) in losses from an investment in Island Radio, Inc. (OTCBB: ISLD) common stock, and  ($100,000) we paid to outside consultants in the form of restricted common stock valued at $0.01 per share, and included incorporation and formation assistance, preparation of this prospectus and related registration statement on Form S-1, and continued EDGAR filing support and services.

Liquidity and Capital Resources

As of March 31, 2011, we had no cash or otherwise, and our total liabilities were ($7,938) , which are current accounts payable to a related party , Taurus Financial Partners, LLC .  Further, we had no external credit facilities (i.e. bank loans, revolving lines of credit, etc.), nor do we anticipate obtaining any external credit facilities in the immediate future.

We expect to incur continued losses over the next 12 months, possibly even longer.  As of March 31, 2011, we had no cash or other assets, and we believe that we need at least $125,000 to meet our minimal working capital requirements over the next 12 months and open our first Blue Water Bar & Grill™.  Our intention is to obtain this money through this offering.

Without limiting our available options, future equity financings will most likely be through the sale of additional shares of our common stock.  It is possible that we could also offer warrants, options and/or rights in conjunction with any future issuances of our common stock.  However, we can give no assurance that financing will be available to us, and if available to us, in amounts or on terms acceptable to us.  If we cannot secure adequate financing through this offering or through alternative sources, we may be forced to cease operations and you will lose your entire investment.

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

You should rely only on the information contained in this prospectus or any supplement hereto.  We have not authorized anyone to provide you with different information.  If anyone provides you with different information, you should not rely on it.  We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted.  You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the date of delivery of this prospectus or any supplement hereto, or the sale of the shares.  Our business, financial condition, results of operations and prospects may have changed since that date.

Overview of Our Business

We were incorporated on March 3, 2011 in the State of Nevada.  We plan on developing a chain of casual dining restaurants in popular tourist destinations throughout the Caribbean region.  Our initial restaurant is going to be called Blue Water Bar & Grill™ and will be located in St. Maarten, Dutch West Indies.

Industry Background

The restaurant industry is an expanding industry which significantly influences the overall economy.  There are essentially five basic segments in the restaurant industry:

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Casual Dining – A restaurant that serves moderately priced food in a casual, often times “themed” environment.  With the exception of buffet-style restaurants, casual dining restaurants provide table service;

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Family Style – A restaurant that normally has a fixed menu and fixed price.  Customers typically sit at communal tables such as large picnic tables with bench seats;

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Fast Food, also referred to as Quick Service Restaurants (QSR) – The emphasis is on speed.  Food is normally already prepared or can be prepared with little effort.  This class of restaurant ranges from street vendors selling hot dogs to global operators such as McDonald’s Corporation;

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Fast Casual – A restaurant that does not provide table service, but will usually serve its food on non-disposable plates with actual silverware.  The price point and quality of food are normally a little higher than most fast food restaurants; and

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Fine Dining – A restaurant that offers full table service with specific meal courses often prepared by highly trained executive chefs.  As can be expected, the restaurant’s décor typically provides for a high-end atmosphere and the wait staff is usually highly trained and better able to provide for a memorable dining experience.

Our planned restaurants will all be within the casual dining category.

Based on the experience and observations of our management, on the island of St. Maarten, Dutch West Indies, where we intend to open our initial restaurant, the majority of the restaurants are independently owned “mom and pop” restaurants, particularly in the casual dining and fine dining restaurant categories.  With the notable exception of Hard Rock Café, there are no chain or corporate controlled casual dining restaurants on the island.  The bulk of the chain restaurants are all in the fast food category, which we do not compete directly against.

Competition

The restaurant industry is highly competitive and affected by external changes such as economic conditions, disposable income, consumer tastes, and changing population and demographics.  The success or failure of our future restaurants will depend largely on our ability to attract new and, more importantly, repeat customers.   Restaurants typically prefer repeat, or “regular”, customers because they are a known quantity and enable the restaurant’s management to better forecast sales patterns and cash flows, time inventory purchases, and schedule vacation time for employees.

To this effect our primary marketing efforts will target tourists staying on the island or visiting for the day on a cruise ship.  In the personal experience of our management, many of these visitors return each year at about the same time.  If we can provide them with a memorable dining and drinking experience then we believe that there is a good chance that they will seek out our restaurant again upon their return the following year.

Further, and as a byproduct to these marketing efforts, we will most likely attract some of the “local” ex-patriot community, in particular ex-patrioted Americans and Canadians.  It is important that we also provide them with a memorable dining and drinking experience so that they will return again and again in the weeks and months to come.  This will be particularly important during the “low season” (May through October) when many restaurants in St. Maarten, Dutch West Indies typically operate at a loss or close temporarily.

Factors that are material to a restaurant’s competitive position include brand identity and loyalty, food quality, variety and price of menu items, customer service, location, the number and proximity of competitors, décor and cleanliness, and general public reputation.

Based on our management’s personal experience, the Caribbean region where we intend to open our restaurants is primarily dominated by smaller independent restaurant owners.  There are a few well-known brands operated by franchisees in the region, but they are mostly within the fast food restaurant category and are therefore not in direct competition with our proposed restaurants.  We believe we will primarily be competing against “mom and pop” restaurants and some of the destination resort properties that operate  on-site restaurants for their guests.

We believe our business plan is highly competitive in this marketplace and, assuming we can secure the necessary financing , will allow us to  open one new restaurant per year over the next five years while utilizing our current management’s knowledge and experience within the restaurant industry.

Plan of Operations

We were incorporated on March 3, 2011 in the State of Nevada.  We plan on developing a chain of casual dining restaurants in popular tourist destinations throughout the Caribbean region.  Our initial restaurant is going to be called Blue Water Bar & Grill™ and will be located in St. Maarten, Dutch West Indies.

It is important to note that we are a development stage business.  As of the date of this prospectus, we  had nominal assets, minimal business activities, did not operate any restaurant properties, and did not have any ownership or leaseholds in any restaurant properties.   Further, we have not taken any steps towards opening a restaurant, acquiring a restaurant leasehold, obtaining the necessary licenses and permits to operate a restaurant, recruiting or hiring employees, developing a training program, or implementing a management information system.  Our business plan, which is outlined in this prospectus, is something we presently aspire to pursue.  No assurances can be given that we will ever be able to implement this business plan or, if implemented, it will be successful.

Blue Water Bar & Grill™

The Blue Water Bar & Grill™ restaurant concept features a casual, open air Caribbean themed restaurant designed to offer customers a distinctive and relaxing island dining experience.  Central to each restaurant will be a large covered outside patio area where customers can enjoy their drinks and food while overlooking a beautiful water view.  The patio area will feature an inviting island styled walk up (and in some cases, swim up) bar and a small stage area for live musical performances by local musicians and dancing.  Each restaurant will have an open aired kitchen so customers can see their food being prepared.

Each restaurant will begin serving breakfast at 7am.  On weekends the restaurant will promote an American styled breakfast buffet and feature a do-it-yourself Bloody Mary station.  Lunch service will commence at 11am and will feature handmade burgers, gourmet sandwiches and salads, and Caribbean jerk styled dishes.  Dinner service will start at 5pm and will feature hand-cut aged Certified Angus steaks and prime rib, fresh seafood caught by local fishermen, slow cooked ribs, and specialty homemade desserts.  The restaurant will close at 11pm nightly and the bar will close later at the manager’s discretion.

During weekdays the bar will host a daily happy hour (4pm – 6pm) that will offer reduced priced drinks and appetizer specials.  When the sun sets the patio will be outlined by tiki torches, which will promote a fun nighttime island atmosphere while helping ward off unwanted insects such as mosquitoes.

In addition, each restaurant will offer its customers specialty drinks in souvenir glasses, mugs, and shot glasses that come with the drink.  These items, along with fun and unique t-shirts and other souvenirs, will be available for retail purchase in a separate souvenir hut , which will be a wooden structure approximately 5’ x 5’ in size and covered with an attractive thatched roof.  These  souvenir items will be primarily marketed to the tourist customers.  Based on our preliminary discussions with an importer of these types of souvenir items, we estimate selling this merchandise at a 300% - 600% retail markup, depending on the particular item.  Construction of the souvenir hut should take no more than three days and cost us between $1,200 and $1,500.

While the required level of inventory may vary from location to location, we estimate that our initial location in St. Maarten, Dutch West Indies will require an initial inventory of $17,000.  This will be comprised of $10,000 in food and perishables, $4,000 in liquor, and $3,000 in merchandise.  Food and liquor inventory will be replenished once or twice a week, depending on sales volumes, and merchandise every two months due to the longer lead time because it will be imported from China.

Keys for Success

To better achieve our business objectives and successfully compete with other restaurants, we have developed the following focal points and strategies we anticipate implementing in all of our future restaurants:

Create a Fun, Energetic, Destination Drinking and Dining Experience.  We wish to create and promote a fun and socially open atmosphere  whereby our customers can, if they choose to do so, openly interact with one another.  Topics of discussion and frequent interest will often center around where each other is from, what activities have they done while on the island, and giving and receiving recommendations for future activities while on the island; sometimes the floor and bar staff will participate in these discussions and offer their own words of advice.  We intend to accomplish this by utilizing sectional  floor and foot traffic planning, whereby the bar area will promote social interaction among customers, a stage area will feature local live entertainment performers  to create a lively and festive atmosphere, and more intimate dining tables will be located further in the back to provide separation for those who just wish to dine alone and enjoy the island atmosphere.  We believe that if we are successful at achieving this goal, new customers – tourists and “local” ex-patriots alike – will become repeat, or “regular” , customers and subsequently promote the restaurant by word-of-mouth to their friends and family.

Distinctive Concept.  In each restaurant we wish to create a  fun and consistent experience for our customers centered around our full bar service, dining offerings, and daily entertainment.  The restaurant’s concept will be carried throughout our customers’ entire visit and will involve all aspects of the experience, including the exterior design of the building, interior layout and decorum, employee greetings and uniforms, specialty drinks and menu items, and fun and creative souvenirs such as interestingly shaped drink glasses and bright and flamboyant t-shirts that can remind the customer of their vacation or make an excellent gift for someone back home.

Comfortable Adult Atmosphere.  Our restaurants will be primarily adult orientated.  While children will be welcomed during daytime hours as long as they are accompanied by a responsible adult at all times during their visit, no one under 21 years of age (or the minimum legal drinking age as established by statute) will be allowed into our restaurants after 10pm.  We believe that this policy will help maintain a fun and relaxed atmosphere that appeals to adult customers, and will help attract groups such as private parties and business organizations.

High Standard of Customer Service.   Because service is one the key areas restaurants differentiate themselves from one another – and a constant source of either compliments or complaints from customers – we intend to foster a high level of customer service among our employees, ranging from the general manager to the greeters, through intense training (cross training for all manager level employees and a one-week training course, complete with required testing on all food and drink offerings, operational procedures, and computer checkout for all other employees), constant monitoring (from the on-duty manager and surprise visits from “secret shoppers”) , and emphasizing consideration of our customers first and foremost in all decisions.  From the moment a customer walks into the front door, we want  them to experience a high level of guest service provided by a knowledgeable, energetic staff.  Bar tenders will be required to be able to free pour simultaneously from multiple liquor bottles and perform “flare” techniques (flipping, tossing, and twirling of liquor bottles) for our customers’ entertainment; greeters and servers will be required to introduce customers to the concept, explain the drink and entree menus and daily specials, and generally set the stage for a fun and  memorable experience for them.

Pursue Disciplined Growth.  Our management team intends to grow our business through consistent, disciplined expansion of our restaurants.   To this extent, and provided we can secure the necessary financing, we intend to open one new restaurant per year over the next five years.  Through this disciplined growth we will be able to better monitor new restaurant openings and make sure that our customers have a positive experience and leave wanting to return again soon.

Provide Dining Value.  We believe that our restaurants should provide our customers with interesting, high quality, and generously portioned (covering the entire plate) menu items that are aesthetically appealing and result in the customer leaving fully satisfied.  Complimenting the dining aspect, we intend to offer the customer a unique variety of original drinks, each designed to perpetuate and immerse the customer in the restaurant’s overall concept.  It is our goal to generate at least a US$28 average check per guest, inclusive of food and drinks.   We estimate that our overall gross sales will be comprised of 65% food and 35% drinks and that will we be able to achieve and maintain a 30% food cost and 18% liquor cost.  Prices for entrees will start at around $12 for a hamburger and rise to $42 for a prime rib steak dinner; prices for drinks will start at $3 for beer, $6 for basic well mixed drinks, and $8 for specialty drinks.  These price points are competitive with the existing restaurants our management team has scouted in the Simpson Bay area of St. Maarten, Dutch West Indies, where we intend to open our first Blue Water Bar & Grill™ that will cater to the tourist and local ex-patriot alike.

Operations and Management

Our ability to effectively manage an operation including high volume restaurants  (annual gross sales of US$1,000,000 or more) with live entertainment offerings is critical to our overall success.  In order to maintain quality and consistency at each of our future restaurants we must carefully train and properly supervise our personnel and the establishment of, and adherence to, high standards relating to personnel performance, food and beverage preparation, entertainment productions and equipment, and maintenance of the restaurant facilities.  We believe our current management is capable of overseeing our planned growth over the next two years.  While staffing levels will vary from restaurant to restaurant depending on actual sales volumes, we anticipate our typical restaurant management staff to be comprised of a general manager, a kitchen manager, and a bar manager; the kitchen manager and bar manager will also act as assistant general managers when the general manager is off-duty.

Recruiting.  We will actively recruit and select individuals who share our passion for customer service.  Our selection process includes testing and multiple interviews to aid in the selection of new employees, regardless of their prospective position.  We will offer a competitive compensation plan to our restaurant and bar managers that includes a base salary, bonuses for achieving performance objectives, and possibly incentive stock options  once they have worked for us for at least one full year.  For example, the general manager in our initial Blue Water Bar & Grill™ restaurant will most likely be offered a base salary of $1,500 a month, plus up to $1,000 a month in additional performance incentives for achieving minimum gross sales and exceeding the minimum targeted food, liquor, and labor costs, as determined by our executive management team.  In addition, all employees are entitled to discount meals at any of our future restaurants.

Training.  We believe that proper training is the key to exceptional customer service.  Each new management hire will go through an extensive training program, which will include cross-training in all management duties.  All non-management new hires will go through a standard training program where they will learn and be tested on all of our food and drink offerings, operational procedures, and our point-of-sale (POS) computer system.

Management Information Systems (MIS).  All of our future restaurants will be equipped with a variety of integrated management information systems.  These systems will include an easy-to-use point-of-sale (POS) computer system which facilitates the movement of customer food and drink orders between the customer areas and kitchen and bar operations, controls cash, handles credit card authorizations, keeps track of sales on a per employee basis for incentive awards purposes, and provides on-site and executive level management with real-time sales and inventory data.  Additionally, we intend to implement a centralized accounting system that will include a food cost program and a labor scheduling and tracking program.  Physical inventories of food and drink items will be performed on a weekly basis.  Further, daily, weekly, and monthly financial information will be provided to executive level management for analysis and comparison to our budget and to comparable restaurants.  By closely monitoring each restaurant’s gross sales, cost of sales, labor, and other cost trends we will be better able to control our costs, inventory levels, and identify problems with individual operations, if any, early on.

Secret Shopper.  Because we believe exceptional customer service is paramount to our success, we intend to implement a “secret shopper” program to monitor the quality control at all of our future restaurants.  Secret shoppers are independent persons who test the quality of our food, drink, and service as paying customers without the knowledge of the restaurant’s management or employees.  Secret shoppers then report their unbiased experiences to our executive level management.

Proposed Milestones to Implement Business Operations

The following milestones are based on estimates made by our management team.  The working capital requirements and the projected milestones are approximations and are subject to adjustments.  Our initial baseline budget is based on receiving proceeds of at least $125,000 from this offering.  To the extent that we cannot raise a sufficient amount of capital through this offering to achieve the following milestones, we will be forced to seek additional funds to complete further development of our business.  There is no assurance that any additional financing will be available, or if available, on terms that will be acceptable to us.

We estimate generating initial revenues approximately one year following the closing of this offering.  We plan to complete our milestones as follows:

0 - 2 Months

We will identify and negotiate a long-term lease for a suitable location for our first Blue Water Bar & Grill™ on the island of St. Maarten, Dutch West Indies.  We have already conducted some preliminary inquiries into such locations and believe we will be able to secure a leasehold somewhere in the Simpson Bay area of St. Maarten.  We estimate that it will cost us approximately  $15,000 in security deposits to secure a suitable location , as follows:

Description	Expense
First Month Rent	$3,500
Second Month Rent	3,500
Leasehold Security Deposit	3,500
Utilities Deposit	4,000
Other/Reserve	500
Total	$15,000

3 - 4 Months

We will apply for the necessary business licenses and permits to enable us to renovate the selected leasehold to properly reflect the Blue Water Bar & Grill™ concept and allow us to sell prepared foods and liquor.  We estimate that these licenses and permits will cost us approximately $5,000 to obtain , as follows:

Description	Expense
Business License	$871
Coffee House License (Liquor License)	2,821
Restaurant License	265
Legal, Notary and Other Fees	1,043
Total	$5,000

5 - 11 Months

We will renovate the selected leasehold to properly reflect the Blue Water Bar & Grill™ concept.  We are estimating that the cost of the renovations required will be approximately $50,000.  It is important to note that the actual amount of renovation necessary will depend on the final location we select.  Therefore, our following estimates of the  anticipated costs are  generic estimates at best:

Description	Expense
Construction Materials	$25,000
New/Replacement Kitchen Equipment	15,000
Labor	10,000
Total	$50,000

Concurrently we will  finalize the development of our initial  restaurant website (www.bluewaterbar.com) for the Blue Water Bar & Grill™ concept  and develop a general corporate website for our investors (www.bluewaterrestaurantgroup.com).   In addition, we have also secured the domain  name www.bluewaterbeachbar.com.   We anticipate spending approximately $2,500 on the initial website development.

12+ Months

About one month prior to the grand opening of the first Blue Water Bar & Grill™ we will hire and train our initial restaurant  staff, which is estimated to be comprised of two managers,  six floor wait staff, four bartenders, four kitchen employees, and one dishwasher .  We estimate that these activities will cost us approximately $10,000 , as follows:

Description	Expense
Training Pay and Salaries	$7,500
Printed Training Materials	1,500
Training Video (DVD), includes filming and DVD duplication	1,000
Total	$10,000

Further, we intend to launch a marketing campaign to promote the grand opening of the restaurant.  We anticipate this initial marketing campaign will cost us $5,000 during the first month of operations , and will be comprised of the following expenditures:

Description	Expense
Radio (Split Equally Between the Top 3 Radio Stations)	$3,000
Newspaper Advertisements	1,500
Printed Coupons and Promotions for Distribution at Tourist Resorts	500
Total	$5,000

Note: The amounts allocated to each line item in the above milestones are subject to change without notice.  Our planned milestones are based on the estimated amount of time to complete each milestone following the closing of this offering.  Any line item amounts not expended completely, as detailed in the milestones above and in the “Use of Proceeds”, shall be held in reserve as working capital and subject to reallocation as required for ongoing operations.

Long-Term Plan (5 Years)

Over the ensuing five years our growth and expansion will focus on a disciplined growth strategy of opening one new Blue Water Bar & Grill™ restaurant a year.  Presently we have identified the following Caribbean islands we intend to eventually open a Blue Water Bar & Grill™ restaurant:

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Barbados;

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Aruba, Dutch West Indies;

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Cozumel, Mexico;

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Grand Cayman; and

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Nassau, Bahamas.

We estimate that we will need to raise between $1.0 - $1.5 million through additional equity offerings to open the proposed restaurants on each of the listed Caribbean islands.

Sales and Marketing

Our marketing strategy is aimed at attracting new customers through both traditional and creative avenues.  We intend to focus on building a reputation among local customers (those living on the island) while directing our marketing efforts toward tourists staying on the island or visiting for the day on a cruise ship.  We intend to accomplish this through:

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Grand opening promotions;

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Traditional paid advertising (radio, television, newspaper, etc.); and

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Free media exposure (hosting charity events, food reviews, etc.).

When opening a new Blue Water Bar & Grill™ restaurant we intend to host grand opening parties for local leaders, media personalities, hospitality employees such as resort and hotel staff, and tourism bureau representatives.  Our goal with courting these groups is to introduce them to our concept and court them to refer tourists to our restaurant and provide us with free future media exposure.

Afterwards we will sustain awareness through more traditional marketing methods, including radio and television spots, newspaper ads, billboards and road signs, and resort and hotel concierge promotional cards and discount coupons.

If our strategy is successful it will lead to “word of mouth” referrals, which is our ultimate goal.  This is accomplished by providing our customers with consistently excellent service and quality food and drinks.

While we do not have a fixed marketing budget, we do not intend to spend more than 3% of our annual revenues on marketing with the notable exception of grand opening promotional efforts which we do intend to spend about $5,000.

Investment and Strategic Alliance with Island Radio, Inc.

On March 29, 2011 we entered into a Share Exchange Agreement with Island Radio, Inc., which is listed on the OTC Bulletin Board under the trading symbol “ISLD”.  Under the terms of the agreement we issued Island Radio 2,000,000 shares of our restricted common stock in exchange for 2,000,000 restricted shares of Island Radio common stock, $0.001 par value.  These shares were valued at $20,000, or $0.01 a share.   Of the 2,000,000 shares of our common stock issued to Island Radio, we are registering 1,300,000 of those shares in this offering.  We will not receive any proceeds from the sale of these shares.

We made this investment for two reasons.  First, we believe their business plan has merit and anticipate eventually selling some or all of our holdings in Island Radio for a profit.  And second, if Island Radio is successful in implementing their business plan, we will be able to advertise and promote our Blue Water Bar & Grill™ restaurants through syndicated radio programming throughout the Caribbean region and, most likely, receive preferential treatment because of their reciprocal investment in us.  It is strategic alliance that is mutually beneficial to all parties involved.

It is important to note that as of the date of this prospectus Island Radio did not own or operate any radio stations and that presently it only aspires to build and operate radio stations within the Caribbean region.  Further, we do not presently have any agreement, formal or otherwise, with Island Radio to advertise and promote our future restaurants.

After a review on March 31, 2011, and in accordance with US Generally Accepted Accounting Principles (US GAAP), we determined these shares of common stock were an impaired asset due to the underlying business’s limited operations and lack of trading on OTC Bulletin Board.  Accordingly, we took a  ($20,000) impairment charge against this asset.  We will continue to reassess the valuation of this asset in accordance with US GAAP in future reporting periods.

Financing

We believe that we will be able to raise sufficient funds from this offering to open our first Blue Water Bar & Grill™ restaurant in St. Maarten, Dutch West Indies and meet our projected expenditures over the next 12 months.  While we believe that this offering will provide adequate funds to cover our initial capital requirements, we plan to seek other sources of equity financing on favorable terms to satisfy our growth and expansion plans.  However, there are no assurances that any such financing can be obtained or, if obtained, on terms favorable to us.  If we are unable to generate profits or unable to obtain additional funds to meet our working capital needs, we may need to cease or curtail our business operations.  Further, there is no assurance that the net proceeds from any successful financing arrangement will be sufficient to cover our cash requirements during the initial stages of our business development.

Government Regulation

The restaurant industry is subject to many various laws which directly affect our organization and planned operations.  Each restaurant we open must comply with various licensing requirements and regulations by a number of governmental authorities, which typically include health, safety and fire authorities in the municipality where our restaurant is located.  The development and operation of a successful restaurant depends upon selecting and acquiring a suitable location, which is normally subject to zoning, land use, environmental, traffic, and other regulations.  Further, our operations will also be subject to various laws governing such matters as wages, health insurance requirements, working conditions, citizenship and work permit requirements, and mandatory overtime pay, all of which will directly affect our labor costs.

Additionally, because we anticipate a significant portion of our revenue to be generated from the sale of alcoholic beverages, we must comply with any and all regulations governing their sale.  Typically this requires the proper licensing at each restaurant location (in many cases it needs to be renewed on an annual basis).  Such licenses may be revoked or suspended for cause at any time.  These regulations often relate to many aspects of the restaurant, including the minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, and storage and dispensing of alcoholic beverages.   The failure of any of our future restaurants to obtain and retain such a license would limit its ability to generate sufficient revenues to achieve profitability at that particular location, which could subsequently impact our business’s overall revenues and ability to achieve (and if achieved, maintain) profitability.

Compliance with Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Research and Development Expenditures

We have not incurred any research or development expenditures since our inception on March 3, 2011.

Patents and Trademarks

Upon securing a leasehold in St. Maarten, Dutch West Indies for our first restaurant we intend to  formally register the trademark “Blue Water Bar & Restaurant™”.   As of the date of this prospectus, we have not initiated this process.  We have been advised that such an undertaking will cost us approximately $750, inclusive of legal and filing fees.

Property and Equipment

Our principal executive offices are located at 4021 McGinnis Fry Road, Suite 1436, Suwanee, GA  30024.  This office space is being provided to us by our president and chief executive officer, Michael Hume, free of charge.

We do not hold ownership or leasehold interest in any property or equipment.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Name	Age	Position

Michael Hume	40	President, Chief Executive Officer, and Director

Christina Harris	41	Treasurer, Secretary, Chief Financial Officer and Director

Our Board of Directors is comprised of only one class of director.  Each director is elected to hold office until the next annual meeting of shareholders and until his successor has been elected and qualified.  Officers are elected annually by the Board of Directors and hold office until successors are duly elected and qualified.  There are no arrangements, agreements, or understandings between non-management shareholders and management under which non-management shareholders may, directly or indirectly, participate in or influence the management of our business affairs.  The following is a brief account of the business experience of each of our directors and executive officers.  There is no family relationship between any director or executive officer.

Michael Hume, is one of our co-founders and has served as our President, Chief Executive Officer and as a Director since our inception on March 3, 2011.  Mr. Hume brings to us over 18 years of sales, management, and promotional experience within the restaurant industry.  Concurrently with his duties at Blue Water, Mr. Hume is the General Manager of The Arena Tavern in Duluth, Georgia, a restaurant he was responsible for since overseeing its grand opening in April 2009.  Prior to opening The Arena Tavern and starting in August 2007 Mr. Hume was involved in the opening and development of The Hudson Grille chain of restaurants in the Atlanta, Georgia area which was comprised of 14 restaurants companywide.  Between August 2005 and April 2007 Mr. Hume served as the Treasurer and Secretary of Premier Development & Investment, Inc., a publicly traded company, and was the General Manager of its wholly-owned Player’s Grille, Inc. subsidiary starting in August 2004.  Mr. Hume attended the University of South Florida in Tampa, Florida between 1993 and 1997.

Mr. Hume is not currently an officer or director of any other reporting company.  Mr. Hume intends to devote approximately 20% of his business time to our affairs until we are able to raise at least $125,000 to proceed with our business plan.

Christina Harris, is one of our co-founders and has served as our Treasurer, Secretary, Chief Financial Officer and as a Director since our inception on March 3, 2011.  Ms. Harris brings to Blue Water extensive sales and managerial experience.  Concurrently with her duties at Blue Water, Ms. Harris works as a bar manager at Skip Jack’s Restaurant in St. Maarten, Dutch West Indies, a position she has held since April 2009.  Prior to entering the restaurant industry, Ms. Harris worked at Shaw Industries, Inc., a Berkshire Hathaway company and one of the world’s largest floor covering manufacturers, since August 1991.  At Shaw Industries she was responsible for overseeing sales meetings and closings for the Southeastern United States, developing and sustaining customer relationships, and giving sales and educational presentations to company managers, floor salesmen, purchasers, and installers.  Ms. Harris attended the Georgia Institute of Technology in Atlanta, Georgia between 1988 and 1990.

Ms. Harris is not currently an officer or director of any other reporting company.  Ms. Harris intends to devote at approximately 20% of her business time to our affairs.

Committees of the Board of Directors

Our Board of Directors presently does not have any active committees.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers from inception on March 3, 2011 through March 31, 2011.  Our fiscal year end is December 31.  No  cash compensation has been paid to our officers from inception on March 3, 2011 through March 31, 2011.   Our officers, who also serve as directors, received an aggregate of 11,000,000 shares of our common stock, which was issued in the form of Founder’s Shares on March 3, 2011.  We have no plans to begin paying our officers any cash compensation during the current fiscal year ending December 31, 2011.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value & Nonqual-ified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Totals ($)

Michael Hume President and CEO (1)	2011	0	0	0	0	0	0	0	0

Christina Harris, CFO, Secretary, and Treasurer (2)	2011	0	0	0	0	0	0	0	0

(1)

Michael Hume received 6,000,000 shares of our common stock on March 3, 2011.  These shares were issued as Founder’s Shares, which are recorded with a net valuation of $-0-.  Mr. Hume has received no other compensation.

(2)

Christina Harris received 5,000,000 shares of our common stock on March 3, 2011.  These shares were issued as Founder’s Shares, which are recorded with a net valuation of $-0-.  Ms. Harris has received no other compensation.

The following table sets forth information with respect to compensation paid by us to our directors from inception on March 3, 2011 through March 31, 2011.  Our fiscal year end is December 31.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)

Michael Hume	0	0	0	0	0	0	0
Christina Harris	0	0	0	0	0	0	0

All compensation received by our officers and directors has been disclosed.  There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Employment Agreements

We have not entered into any employment agreements with any of our officers or directors.  As of the date of this prospectus we had no employees other than those listed above.  All future employment arrangements are subject to the discretion of our Board of Directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Officer Compensation

Michael Hume and Christina Harris received 6,000,000 and 5,000,000 shares, respectively, of our shares of our common stock as compensation for their services.  These shares were issued on March 3, 2011 and were issued as Founder’s Shares , which are recorded with a net valuation of $-0-.  We have no plans to begin paying our officers any cash compensation during the current fiscal year ending December 31, 2011.

Director Compensation

We have no plans to begin paying our directors any cash compensation until our business becomes operationally profitable.  We may, however, reimburse our directors for any out-of-pocket travel and lodging expenses associated with their attendance of Board meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership as of the date of this prospectus by (i) each named executive officer, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of any class of our common stock, and (iv) all of our executive officers and directors as a group.  Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person.

As of the date of this prospectus, we had 23,000,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Name of Beneficial Owner	Shares of Common Stock	Percentage of Class (Common)	Shares of Preferred Stock	Percentage of Class (Preferred)

Officers and Directors
Michael Hume, President and CEO	6,000,000	26.1%	-0-	0%

Christina Harris, CFO, Treasurer and Secretary	5,000,000	21.7%	-0-	0%

All officers and directors as a group (2 persons)	11,000,000	47.8%	-0-	0%

Five Percent Stockholders
Taurus Financial Partners, LLC (1)	5,000,000	21.7%	-0-	0%
Arctic Eyes, LLC (2)	5,000,000	21.7%	-0-	0%
Island Radio, Inc. (3) (4)	2,000,000	8.7%	-0-	0%

(1)

Taurus Financial Partners, LLC received 5,000,000 shares of our common stock valued at $50,000, or $0.01 a share, on March 3, 2011 in consideration of its services of assisting with the creation and early development of our business, including incorporation and formation assistance, preparation of this prospectus and related registration statement on Form S-1, and continued EDGAR filing support and services.  J. Scott Sitra is the sole owner and control person of Taurus Financial Partners, LLC.

(2)

Arctic Eyes, LLC received 5,000,000 shares of our common stock valued at $50,000, or $0.01 a share, on March 3, 2011 in consideration of its services of assisting with the initial development and future hosting of our website (www.bluewaterbar.com) and marketing efforts aimed at building the Blue Water brand on various Caribbean travel websites and local radio stations.  Nina Edstrom is the sole owner and control person of Arctic Eyes, LLC.

(3)

Island Radio, Inc. acquired its shares of our common stock through a share exchange transaction on March 29, 2011 whereby we issued 2,000,000 shares of our common stock to Island Radio in exchange for 2,000,000 restricted shares of the Island Radio’s common stock, $0.001 par value.  Island Radio’s common stock trades on the OTC Bulletin Board under the trading symbol “ISLD”.  In connection with this issuance, we relied upon an exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of its relationship to us, Island Radio had access to all relevant information relating to our business and represented that it had the required investment intent.  In addition, the securities issued bore an appropriate restrictive legend.

We made this investment for two reasons.  First, we believe their business plan has merit and anticipate eventually selling some or all of our holdings in Island Radio for a profit.  And second, if Island Radio is successful in implementing their business plan, we will be able to advertise and promote our Blue Water Bar & Grill™ restaurants through syndicated radio programming throughout the Caribbean region and, most likely, receive preferential treatment because of their reciprocal investment in us.  It is strategic alliance that is mutually beneficial to all parties involved.

It is important to note that as of the date of this prospectus Island Radio did not own or operate any radio stations and that presently it only aspires to build and operate radio stations within the Caribbean region.  Further, we do not presently have any agreement, formal or otherwise, with Island Radio to advertise and promote our future restaurants.

After a review on March 31, 2011, and in accordance with US Generally Accepted Accounting Principles (US GAAP), we determined these shares of common stock were an impaired asset due to the underlying business’s limited operations and lack of trading on OTC Bulletin Board.  Accordingly, we took a ($20,000) impairment charge against this asset.  We will continue to reassess the valuation of this asset in accordance with US GAAP in future reporting periods.

(4)

Eric Boyer, Island Radio's president and chief executive officer, has dispositive control over the shares of our common stock owned by Island Radio, Inc.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorize us to issue up to 70,000,000 shares of common stock, $0.001 par value.  Each holder of our common stock is entitled to one (1) vote for each share held of record on all voting matters we present for a vote of stockholders, including the election of directors.  Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to our common stock.  All shares of our common stock are entitled to share equally in dividends from sources legally available when, and if, declared by our Board of Directors.

Our Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by the Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

In the event of our liquidation or dissolution, all shares of our common stock are entitled to share equally in our assets available for distribution to stockholders.  However, the rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that our Board of Directors may decide to issue in the future.

As of the date of this prospectus we had 23,000,000 shares of common stock issued and outstanding held by five shareholders.   There presently is no public trading market for our shares of common stock.  Further, we have not taken any steps to have our shares of common stock quoted on the OTC Bulletin Board or other public trading market.  We can offer no assurances that our shares of common stock will ever be quoted on the OTC Bulletin Board or any other public trading market.

Preferred Stock

Our Articles of Incorporation authorize us to issue up to 5,000,000 shares of preferred stock, $0.001 par value.  Our Board of Directors is authorized, without further action by the shareholders, to issue shares of preferred stock and to fix the designations, number, rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms.  We believe that the Board of Directors’ power to set the terms of, and our ability to issue, preferred stock will provide flexibility in connection with possible financing or acquisition transactions in the future.  The issuance of preferred stock, however, could adversely affect the voting power of holders of common stock and decrease the amount of any liquidation distribution to such holders.  The presence of outstanding preferred stock could also have the effect of delaying, deterring or preventing a change in control of our company.

As of the date of this prospectus we had no shares of preferred stock issued or outstanding.  Further, we have no present plans to issue any shares of preferred stock.

Dividend Policy

We have never declared or paid cash dividends.  We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on the common stock in the foreseeable future.  Any payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions and other factors deemed relevant by our directors.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our stock or any rights convertible or exchangeable into shares of our stock.

Shares Eligible for Future Sale

The 25,000,000 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act.  No shares held by our affiliates (officers, directors or 10% shareholders) are being registered hereunder.  Our 23,000,000 issued and outstanding shares have been held since at least March 29, 2011, and are subject to the restrictions and sale limitations imposed by Rule 144.  Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one (1) year after Blue Water is no longer deemed a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.

The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities, if a market ever develops.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE GOVERNANCE

We are currently operating out of office space provided by our president and chief executive officer, Michael Hume.  This arrangement was agreed upon by Mr. Hume on a rent-free basis for an indeterminate period of time.  There is no written agreement or other material terms or arrangements relating to this arrangement.  Should Mr. Hume become uninvolved in our business this arrangement would certainly come to an end and we would be required to seek office space elsewhere, potentially at great expense to us.

Other than the foregoing, we do not currently have any conflicts of interest.  We have not yet formulated a policy for handling conflicts of interest.  However, we intend to do so upon completion of this offering and, in any event, prior to hiring our first employee.

On March 3, 2011 we issued an aggregate of 11,000,000 restricted shares of  our common stock, par value $0.001, to our officers, Michael Hume and Christina Harris, as Founder’s Stock , which was recorded with a net valuation of $-0- .  Mr. Hume and Ms. Harris received 6,000,000 and 5,000,000 shares, respectively.

On March 3, 2011 we issued 5,000,000 restricted shares of our common stock to Taurus Financial Partners, LLC for assisting with the creation and early development of our business, including incorporation and formation assistance, preparation of this offering prospectus and related registration statement on Form S-1, and continued EDGAR filing support and services.  These shares were valued at $50,000, or $0.01 per share, based on the value of the services provided.  Further, and as of March 31, 2011, Taurus Financial Partners has paid $7,938 towards the expenses we have incurred related to this offering, which we are estimating to eventually aggregate $14,031.  These payments have been invoiced back to us and are recorded as accounts payable in our accompanying financial statements.  We intend to pay these outstanding accounts payable with proceeds from this offering.

On March 3, 2011 we issued 5,000,000 restricted shares of our common stock to Arctic Eyes, LLC for assisting with the initial development and future hosting of our website (www.bluewaterbar.com) and marketing efforts aimed at building the Blue Water Bar & Grill™ brand on various Caribbean travel websites and local radio stations as well on local television spots and through print media outlets.  These shares were valued at $50,000, or $0.01 per share.

LEGAL PROCEEDINGS

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.  We are not aware of any pending or threatened legal proceedings involving Blue Water Restaurant Group, Inc.

During the past ten (10) years, Michael Hume and Christina Harris have not been the subject of the following events:

1)

Any bankruptcy petition filed by or against any business of which either Mr. Hume or Ms. Harris were a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time;

2)

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding;

3)

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Hume’s or Ms. Harris’s involvement in any type of business, securities or banking activities; and

4)

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC, Independent Registered Public Accounting Firm, of Houston, Texas to the extent and for the periods set forth in their report appearing elsewhere in this prospectus and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Luc Nguyen, Attorney at Law, with an address of 1192 Draper Parkway, Suite 244, Draper, Utah  84020, has provided an opinion on the validity of our common stock.  We retained his counsel solely for the purpose of providing this opinion and have not received any other legal services from his firm.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our company and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the SEC's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a website at www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC.  Our registration statement and the referenced exhibits can also be found on this site.

REPORTS TO SECURITY HOLDERS

Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.

FINANCIAL STATEMENTS

Table of Contents

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Blue Water Restaurant Group, Inc. (A Development Stage Company)

Suwanee, Georgia

We have audited the accompanying balance sheet of Blue Water Restaurant Group, Inc. (A Development Stage Company) (the “Company”) as of March 31, 2011 and the related statement of operations, stockholders' deficit and cash flows for the period from March 3, 2011 (inception) to March 31, 2011.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

 We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blue Water Restaurant Group, Inc. (A Development Stage Company) as of March 31, 2011 and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has not established a source of revenues sufficient to cover its operating costs, and as such, has incurred an operating loss since its inception. These matters raise substantial doubt about the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern. See note 2 to the financial statements for further information regarding this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

May 25, 2011

BLUE WATER RESTAURANT GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

March 31, 2011

ASSETS

Total assets:	$-

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)

Current liabilities:
Accounts payable (related party)	$7,938
Total current liabilities	7,938

Total liabilities	$7,938

Commitments and contingencies	-

Stockholders’ (deficit):
Preferred stock, $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	-
Common stock, $0.001 par value, 70,000,000 shares authorized; 23,000,000 shares issued and outstanding	$23,000
Additional paid-in capital	97,000
(Deficit) accumulated during the development stage	(127,938)

Total stockholders’ (deficit)	$(7,938)

Total liabilities and stockholders’ (deficit)	$-

The accompanying notes to the financial statements are an integral part of these statements.

BLUE WATER RESTAURANT GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

For the period from March 3, 2011 (inception) to March 31, 2011

Revenues, net	$-

Cost of revenues	-

Gross profit	-

Expenses:
General and administrative	438
Consultant fees	107,500
Total expenses	107,938

(Loss) from operations	(107,938)

Other income (expenses):
Realized loss on investment	(20,000)
Net other income (expenses)	(20,000)

Provision for income taxes	-

Net (loss)	$(127,938)

(Loss) per common share, basic and diluted	$(0.01)

Weighted average number of common shares outstanding, basic and diluted	21,137,931

The accompanying notes to the financial statements are an integral part of these statements.

BLUE WATER RESTAURANT GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ (DEFICIT)

For the period from March 3, 2011 (inception) to March 31, 2011

Description	Common Stock		Additional Paid-In Capital	(Deficit) Accumulated During the Development Stage	Total
	Shares	Amount

Balance, March 3, 2011 (inception)	-	$-	$-	$-	$-

Issuance of common shares to directors (founder’s shares)	11,000,000	11,000	(11,000)	-	-

Issuance of common shares to Consultants	10,000,000	10,000	90,000	-	100,000

Issuance of common shares for restricted securities	2,000,000	2,000	18,000	-	20,000

Net (loss) for the period	-	-	-	(127,938)	(127,938)

Balance, March 31, 2011	23,000,000	$23,000	$97,000	$(127,938)	$(7,938)

The accompanying notes to the financial statements are an integral part of these statements.

BLUE WATER RESTAURANT GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

For the period from March 3, 2011 (inception) to March 31, 2011

Cash flows from operating activities:
Net (loss)	$(127,938)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Realized loss on investment	20,000
Common stock issued in connection with services provided by consultants	100,000
Changes in operating assets and liabilities:
Increase in accounts payable (related party)	7,938

Net cash (used in) operating activities	-

Net increase in cash	-

Cash – beginning of period	-

Cash – end of period	$-

Non-cash investing and financing activities:
Issuance of common shares to directors (founder’s shares)	$11,000
Issuance of common shares to Island Radio, Inc. (share exchange)	20,000

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-

Income taxes	$-

The accompanying notes to the financial statements are an integral part of these statements.

BLUE WATER RESTAURANT GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

March 31, 2011

NOTE 1 – Summary of Significant Accounting Policies

Organization

Blue Water Restaurant Group, Inc. (“Company” or “Blue Water”) is a development stage company with minimal operations.  Blue Water was incorporated under the laws of the State of Nevada on March 3, 2011.  The Company’s business plan calls for the development of a chain of casual dining restaurants in popular tourist destinations throughout the Caribbean region.  Its initial restaurant is going to be called Blue Water Bar & Grill™ and will be located in St. Maarten, Dutch West Indies.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles (US GAAP) for financial information and in accordance with the Securities and Exchange Commission’s (SEC) Regulation S-X.  They reflect all adjustments which are, in the opinion of the Company’s management, necessary for a fair presentation of the financial position and operating results as of and for the period March 3, 2011 (inception) to March 31, 2011.

Use of Estimates

The accompanying financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.  Actual results may vary from these estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.  As of March 31, 2011, the Company had no cash or cash equivalents.

Investments

The Company accounts for its marketable securities, which are classified as trading securities, in accordance with generally accepted accounting principles for certain investments in debt and equity securities, which requires that trading securities be carried at fair value.  Unrealized gains and losses due to changes in fair value as well as realized gains and losses resulting from sales of securities are reported as Other Income/Expenses in the statement of operations.  Fair value of the securities is based upon quoted market prices in active markets or estimated fair value when quoted market prices are not available.  The cost basis for realized gains and losses is determined on a specific identification basis.

On March 29, 2011 we entered into a Share Exchange Agreement with Island Radio, Inc., which is listed on the OTC Bulletin Board under the trading symbol “ISLD”.  Under the terms of the agreement we issued Island Radio 2,000,000 shares of our restricted common stock in exchange for 2,000,000 restricted shares of Island Radio common stock, $0.001 par value.  These shares were valued at $20,000, or $0.01 a share.

After a review on March 31, 2011, and in accordance with US Generally Accepted Accounting Principles (US GAAP), we determined these shares of common stock were an impaired asset due to the underlying business’s limited operations and lack of trading on OTC Bulletin Board.  Accordingly, we took a ($20,000) impairment charge against this asset.  We will continue to reassess the valuation of this asset in accordance with US GAAP in future reporting periods.

As of March 31, 2011, the Company had marketable securities valued at $ -0-.

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurements” and ASC 825, Financial Instruments, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value.  A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

As of March 31, 2011 we believe that the recorded values of all of our financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Net Loss per Share Calculation

Basic net loss per common share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period.   Diluted earnings per shares is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  During the period March 3, 2011 (inception) to March 31, 2011 the Company had no dilutive financial instruments issued or outstanding.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740, Income Taxes.  Under FASB ASC 740-10-25, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  Blue Water establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about its ability to realize the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fiscal Year

The Company elected December 31st for its fiscal year end.

NOTE 2 – Development Stage Activities and Going Concern

The Company is in the development stage and has minimal operations, and as such has devoted most of its efforts since its inception to developing its business plan, issuing common stock, attempting to raise capital, establishing its accounting systems and other administrative functions.  The Company plans on developing a chain of casual dining restaurants in popular tourist destinations throughout the Caribbean region.  Its initial restaurant is going to be called Blue Water Bar & Grill™ and will be located in St. Maarten, Dutch West Indies.  In addition, The Company intends to conduct additional capital formation activities through the issuance of its common stock to better enable it to pursue its long-term business goals.

While management of the Company believes that it will be successful in its planned operating activities under its business plan and capital formation activities, there can be no assurance that it will be able to successfully execute on either of these or that it will be able to generate adequate revenues to earn a profit or sustain its operations.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United State of America, which contemplate continuation of the Company as a going concern.  The Company has not established a source of revenues sufficient to cover its operating costs, and as such, has incurred an operating loss since its inception.  Further, as of March 31, 2011, the Company had an accumulated net loss of $127,938.  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments or classifications that may result from the possible inability of the Company to continue as a going concern.

NOTE 3 – Common Stock

The total number of common shares authorized that may be issued by the Company is 70,000,000 shares with a par value of $0.001 per share.

During the period March 3, 2011 (inception) to March 31, 2011 the Company issued an aggregate of 23,000,000 shares of its common stock as follows:

•

11,000,000 shares to its officers as Founder’s Shares;

•

5,000,000 shares to Taurus Financial Partners, LLC for assisting with the creation and early development of our business, including incorporation and formation assistance, preparation of this offering prospectus and related registration statement on Form S-1, and continued EDGAR filing support and services.  These shares were valued at $50,000, or $0.01 per share, based on the value of the services provided;

•

5,000,000 shares to Arctic Eyes, LLC for assisting with the initial development and future hosting of our website (www.bluewaterbar.com) and marketing efforts aimed at building the Blue Water brand on various Caribbean travel websites and local radio stations.  These shares were valued at $50,000, or $0.01 per share, based on the previously established value; and

•

2,000,000 shares to Island Radio, Inc. (OTCBB: ISLD) in a stock exchange where the Company received 2,000,000 restricted shares of Island Radio’s common stock.  These shares were valued at $20,000, or $0.01 per share, based on the previously established value.

As of March 31, 2011, the Company had 23,000,000 shares of its common stock issued and outstanding.

NOTE 4 – Preferred Stock

The total number of preferred shares authorized that may be issued by the Company is 5,000,000 shares with a par value of $0.001 per share.

As of March 31, 2011, the Company had no shares of its preferred stock issued and outstanding.

NOTE 5 – Income Taxes

The provision (benefit) for income taxes for the period from March 3, 2011 (inception) to March 31, 2011 was as follows, assuming a 35 percent effective tax rate:

For the period March, 2011 (inception) to March 31, 2011
Current tax provision:
Federal
Taxable income	$-

Total current tax provision	$-

Deferred tax provision:
Federal
Loss carryforwards	$2,778
Change in valuation allowance	(2,778)

Total deferred tax provision	$-

As of March 31, 2011, the Company had approximately $2,778 in tax loss carryforwards that can be utilized in future periods to reduce taxable income through 2030.

The Company provided a valuation allowance equal to the deferred income tax assets for the period from March 3, 2011 (inception) to March 31, 2011 because it is not presently known whether future taxable income will be sufficient to utilize the tax loss carryforwards.

The Company has no uncertain tax positions.

NOTE 6 – Related Party Transactions

As of May 3, 2011, the Company operated out of office space that is being provided to us by our president and chief executive officer, Michael Hume, free of charge.  There is no written agreement or other material terms relating to this arrangement.

For the period March 3, 2011 (inception) to March 31, 2011 the Company’s rent expense was zero.  This is because of the short time period and the minimal level of operating activities that have transpired during this period of time.

Additionally, for the period of March 3, 2011 (inception) to March 31, 2011 all of the Company’s expenses were paid by Taurus Financial Partners, LLC (Taurus), an independent service provider that currently provides SEC EDGAR compliance and filing services to the Company, and have been accounted for under the accounts payable to a related party line item; as of May 3, 2011, Taurus owned 21.7% of the Company’s issued and outstanding common stock.

NOTE 7 – Recent Accounting Pronouncements

In May 2009, FASB issued ASC 855, Subsequent Events, which establishes general standards of for the evaluation, recognition and disclosure of events and transactions that occur after the balance sheet date.  Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards.  The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009.  The adoption of ASC 855 did not have a material effect on the Company’s financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  The adoption of ASC 105 did not have a material impact on the Company’s consolidated financial statements, but did eliminate all references to pre-codification standards.

In August 2009, FASB issued an amendment to the accounting standards related to the measurement of liabilities that are recognized or disclosed at fair value on a recurring basis.  This standard clarifies how a company should measure the fair value of liabilities and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard.  This standard is effective for the Company on October 1, 2009. The adoption of this amendment did not have a material effect on the Company’s consolidated financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement.  Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items.  This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition.  The adoption of this amendment did not have a material effect on the Company’s consolidated financial statements.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements.  This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards.  Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement.  The adoption of this amendment did not have a material effect on the Company’s consolidated financial statements.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend.  This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis.  The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis.  This standard is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.  The adoption of this amendment did not have a material effect on the Company’s consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its consolidated financial statements.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be paid in connection with the common stock being registered, all of which will be paid by us in connection with this offering.  All amounts are estimates except for the registration fee.

Accounting and audit fees	$3,000
Legal fees and expenses	5,000
Printing and engraving expenses	2,500
SEC registration fee	31
Transfer agent fees	3,500
Total	$14,031

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including reasonable attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers or directors under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On March 3, 2011, we issued 6,000,000 and 5,000,000 shares of common stock, $0.001 par value, to Michael Hume and Christina Harris, respectively, in consideration of their services to us as officers and directors.  We issued these shares as Founder’s Shares.  In connection with this issuance, we relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of Mr. Hume’s and Ms. Harris’s relationships with us, each had access to all relevant information relating to our business and represented that they each had the required investment intent.  In addition, the securities issued bore an appropriate restrictive legend.

On March 3, 2011, we issued 5,000,000 shares of common stock to Arctic Eyes, LLC in consideration of its services related to the development of our website and its future marketing requirements.  We valued these services at $50,000, or $0.01 a share.  In connection with this issuance, we relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of its relationship to us, Arctic Eyes had access to all relevant information relating to our business and represented that it had the required investment intent.  In addition, the securities issued bore an appropriate restrictive legend.

On March 3, 2011, we issued 5,000,000 shares of common stock to Taurus Financial Partners, LLC in consideration of its services of assisting with the creation and early development of our business.  We valued these services at $50,000, or $0.01 a share.  In connection with this issuance, we relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of its relationship to us, Taurus Financial Partners had access to all relevant information relating to our business and represented that it had the required investment intent.  In addition, the securities issued bore an appropriate restrictive legend.

On March 29, 2011, we issued 2,000,000 shares of common stock to Island Radio, Inc. in exchange for 2,000,000 restricted shares of Island Radio common stock, $0.001 par value.  Island Radio’s common stock trades on the OTC Bulletin Board under the trading symbol “ISLD”.  These shares were valued at $20,000, or $0.01 a share.  In connection with this issuance, we relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of its relationship to us, Island Radio had access to all relevant information relating to our business and represented that it had the required investment intent.  In addition, the securities issued bore an appropriate restrictive legend.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description of Exhibit

3.1 *	Articles of Incorporation
3.2 *	Bylaws
5.1	Legal Opinion of Luc Nguyen, Esq.
10.1	Share Exchange Agreement with Island Radio, Inc. (March 29, 2011)
10.2	Service Agreement with Taurus Financial Partners, LLC (March 3, 2011)
10.3	Service Agreement with Arctic Eyes, LLC (March 3, 2011)
10.4	Form of Subscription Agreement
23.1	Consent of M & K CPAS, PLLC, Independent Registered Public Accounting Firm
23.2	Consent of Legal Counsel (contained in exhibit 5.1)

*   Incorporated by reference to registration statement on Form S-1 filed on May 27, 2011.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

a)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c)

Include any additional or changed material information on the plan of distribution.

2)

To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3)

To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4)

For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a)

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

b)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

d)

Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in  the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 6th day of July, 2011.

BLUE WATER RESTAURANT GROUP, INC.

By:

/s/ Michael Hume

Michael Hume

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this amendment to the registration statement has been signed by the following persons in the listed capacities on July 6, 2011:

By:

/s/ Michael Hume

Michael Hume

President, Chief Executive Officer,

Principal Executive Officer and Director

By:

/s/ Christina Harris

Christina Harris

Secretary, Treasurer, Chief Financial Officer,

Principal Accounting Officer and Director

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